                                  Exhibit 21.1

                         Subsidiaries of the Registrant

Name of Subsidiary                          Country of Incorporation/Organization
------------------                          -------------------------------------
BAM Entertainment Limited                                 England

BAM Studios (Europe) Limited                              England